REVISED
                            ARTICLES OF INCORPORATION
                                       OF
                             JMW ACQUISITION COMPANY


         Pursuant to the applicable provisions of Utah law, as contained in ss. 16-10-60 of the Utah Business Corporation Act, we, the undersigned natural persons, revise the following Articles of Incorporation. These revised Articles of Incorporation shall supersede the original Articles of Incorporation and all amendments to them to date.

                                    ARTICLE I

         The name of the corporation is JMW ACQUISITION CO.

                                   ARTICLE II

         The period of its duration is perpetual.

                                    ARTICLE I

         The purpose or purposes for which the Corporation is organized are:

         1. To engage in the business of the research, development, manufacture and sale of medical devices, products and/or drugs, and to acquire other businesses or companies related thereto or to the science of medicine or other biological sciences.

         2. To lease, buy, and hold, to sell, mortgage, exchange, assign, and otherwise dispose of, to improve, manage, contain, conserve and operate and generally to trade and deal in and with as principal or agent, and otherwise acquire, invest in or hold, improved and unimproved real and personal property in the United States and any foreign country; and to do all things related thereto, including, but not limited to, becoming a limited or general partner or venturer in undertakings of all types.

         3. In addition to the foregoing purposes, the Corporation may engage in any and all other lawful acts that, presently or in the future, may legally be performed by a corporation organized under the laws of the State of Utah, including, without limitation, becoming a limited or general partner or venturer in undertakings of all types.

                                   ARTICLE IV

         The corporation is authorized to issue two classes of shares, one designated "Common Stock" and the other designated "Preferred Stock". Both classes of shares shall have a par value of $0.001 per share. The number of shares of Common Stock that this corporation is authorized to issue is 15,000,000. The number of shares of Preferred Stock that this corporation is authorized to issue is 4,215,618, of which 67,200 shall be designated Series A Preferred Stock, and 172,800 shall be designated Series C Preferred Stock.

         The relative rights, preferences, privileges and restrictions granted to or imposed upon the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, or the holders thereof, are as follows:

         1. Definitions. For purposes of this Article IV the following terms shall have the following definitions:

                  (A) Series A Stock shall mean Series A Preferred Stock.

                  (B) Series B Stock shall mean Series B Preferred Stock.

                  (C) Series C Stock shall mean Series C Preferred Stock.

                  (D) Preferred Stock shall mean the Series A Stock, Series B Stock and Series C Stock, collectively.

                  (E) Common Stock shall mean this corporation's Common Stock.

                  (F) Liquidation Preference for Series A Stock shall mean $5.2083 per share plus any declared but unpaid dividends on such shares; for Series B Stock shall mean $0.3773 per share plus any declared but unpaid dividends on such shares; and for Series C Stock shall mean $5.2083 per share plus any declared but unpaid dividends on such shares; all appropriately adjusted for any stock combinations, stock splits, stock dividends or stock distributions (a "Stock Combination or Division") with respect to such shares.

                  (G) Redemption Price for Series A Stock shall mean $5.2083 per share plus any declared but unpaid dividends on such shares; for Series B Stock shall mean $0.3773 per share plus any declared but unpaid dividends on such shares; and for Series C Stock shall mean $5.2083 per share plus any declared but unpaid dividends on such shares; all as appropriately adjusted for any Stock Combinations or Divisions with respect to such shares.

                  (H) Original Issue Date shall mean August 4, 1987.

         2. Dividends. Dividends shall be paid on the Common and Preferred Stock at such times and in such amounts as the Board of Directors deem advisable. Notwithstanding the foregoing, no dividend (other than a dividend payable solely in Common Stock) shall be declared or paid on any share of Common Stock unless an equal or greater dividend per share has first been declared and paid on each share of Preferred Stock, as appropriately adjusted for any Stock Combinations or Divisions. Each share of Preferred Stock, regardless of series, shall be paid the same dividend per share.

         3. Liquidation Rights. In the event of any liquidation, dissolution, or winding up of this corporation, either voluntary or involuntary, distributions to the shareholders of this corporation shall be made in the following manner.

                  Section 3.1 Series A Stock and Series B Stock Liquidation Rights. The holders of Series A Stock and Series B Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of this corporation to the holders of Series C Stock or Common Stock by reason of their ownership of such stock, an amount equal to their Liquidation Preference for each share of Series A Stock and Series B Stock then held by them. If such assets and funds are insufficient to permit the payment to the holders of Series A Stock and Series B Stock of the full aforesaid preferential amount, then the entire assets and funds of this corporation legally available for distribution shall be distributed pro-rata among the holders of the Series A Stock and Series B Stock in the proportion that the amount that a given holder would receive as a liquidation preference on such holder's shares of Series A Stock and Series B Stock, if such preference was paid in full, bears to the total liquidation preference that would be received on all the outstanding Series A Stock and Series B Stock, if such preference was paid in full.

                  Section 3.2 Series C Stock Liquidation Rights. After payment to the holders of Series A Stock and Series B Stock of the amounts set forth in
Section 3.1 above, the holders of the Series C Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of this corporation to the holders of Common Stock by reason of their ownership of such stock, an amount equal to their Liquidation Preference for each share of Series C Stock then held by them. If such assets and funds shall be insufficient to permit the payment to the holders of Series C Stock of the full aforesaid preferential amount, then the entire assets and funds of this corporation legally available for distribution and remaining after the payments required by Section 3.1 have been made shall be distributed pro-rata among the holders of the Series C Stock based on the number of shares of Series C Stock held by each of them.

                  Section 3.3 Remaining Liquidation Rights. After payment to the holders of Preferred Stock of the amounts set forth in Sections 3.1 and 3.2 above, the entire remaining assets and funds of this corporation legally available for distribution, if any, shall be distributed among the holders of Common Stock and Preferred Stock pro-rata, based on the number of shares of Common Stock held by each such holder (to be calculated for this purpose as if all outstanding shares of Preferred Stock have been converted into Common Stock pursuant to the terms hereof).

                  Section 3.4 Consolidation, Merger, Sale of Assets. A consolidation or merger of the corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the corporation, shall not be deemed to be a liquidation, dissolution or winding-up within the meaning of this Section 3.

         4.       Voting Rights.

                  Section 4.1 Preferred Stock Rights. Except as otherwise expressly provided herein or as required by law, the holder of each share of Preferred Stock shall be entitled to one vote for each share of Common Stock into which such shares of Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded up or down to the nearest whole share), shall have voting rights and powers equal to the voting rights and powers of a holder of Common Stock, shall vote with the holders of Common Stock and not as a separate class, and shall be entitled to notice of any shareholders meeting in accordance with the Bylaws of the corporation. If these Revised Articles of Incorporation or the law provides for the holders of Preferred Stock to vote separately from the holders of Common Stock on a matter, then all series of Preferred Stock shall vote together as one class. Under no circumstances shall any series of Preferred Stock be entitled to vote separately on a matter.

                  Section 4.2 Cumulative Voting. Holders of the corporation's stock entitled to vote at any election of directors of this corporation may cumulate their votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such holder's shares are normally entitled, or distribute the such holder's votes on the same principal amongst as many candidates as such holder thinks fit. No holder, however, may cumulate such holder's vote for one or more candidates unless such candidate's or candidates' names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting, prior to voting, of such shareholder's intention to cumulate such shareholder's votes. If any one holder has given such notice, all holders may cumulate their votes for candidates in nomination.

         5.       Redemption.

                  Section 5.1. Mandatory Redemption of Series A Stock and Series B Stock. The corporation shall redeem, on July 15, 1992, and on each of the next four anniversaries of such date, 13,440 shares of Series A Stock and 795,099 shares of Series B Stock (or, as to a given series, all outstanding shares of such series, if such amount is less than the amount of shares of such series scheduled to be redeemed) at the then current Redemption Price for such shares, from any source of funds legally available therefore. The shares of each series to be redeemed shall be redeemed pro-rata from each holder of stock of such series, based on the number of shares of stock of such series held by such holder. If insufficient funds are legally available to redeem all the shares of Series A Stock and Series B Stock to be redeemed on a given redemption date, then the corporation shall redeem shares of Series A Stock and Series B Stock from the holders thereof to the maximum extent permitted by law. In such event the available funds shall be apportioned between the holders of Series A Stock and Series B Stock based on the aggregate Redemption Price of the shares of each such series scheduled to be redeemed. The funds available for redemption of shares of each series shall be used to redeem shares from each holder of shares of such series pro-rata, based on the number of shares of such series held by such holder. Any shares scheduled for redemption that are not redeemed shall be carried forward and redeemed (together with the other shares of Series A Stock and Series B Stock that are then due to be redeemed) on the next redemption date (or after July 15, 1996, as soon as legally possible) to the full extent of the legally available funds of the corporation at such time. Shares of Series A Stock and Series B Stock that are scheduled for redemption but are not redeemed, shall continue to be entitled to all of the rights, preferences, privileges, and restrictions accorded to such shares until they have been redeemed.

                  Section 5.2 Mandatory Redemption of Series C Stock. The corporation shall redeem, on the latter of July 15, 1997, or the first anniversary of such date after the Series A Stock and Series B Stock have been fully redeemed pursuant to the provisions of Section 5.1 hereof (the "First Series C Redemption Date"), and on each of the next four anniversaries of the First Series C Redemption Date, 34,560 shares of Series C Stock (or all outstanding shares of such series, if less), at the then current Redemption Price for such series, from any source of funds legally available therefore. The shares to be redeemed shall be redeemed pro-rata from each holder of Series C Stock, based on the number of shares of Series Stock held by such holder. If insufficient funds are legally available to redeem all of the shares of Series C Stock to be redeemed on a given redemption date, then the corporation shall redeem the maximum number of shares of Series C Stock permitted by law, and such redemption shall be made pro-rata from holders of Series C Stock based on the number of shares of Series C Stock held by such holder. Any shares scheduled for redemption that are not redeemed shall be carried forward and redeemed (together with the other shares of Series C Stock that are then due to be redeemed) on the next redemption date (or, after July 15, 2001, as soon as legally possible), to the full extent of the legally available funds of the corporation at such time. Shares of Series C Stock that are scheduled for redemption but are not redeemed shall continue to be entitled to all of the rights, preferences, privileges and restrictions of such shares until they have been redeemed.

                  Section 5.3 Notice of Redemption. At least forty-five days (but not more than ninety days) prior to the date fixed for any redemption pursuant to the provisions of Section 5.1 or Section 5.2 (the "Redemption Date"), the corporation shall give notice of such redemption (the "Redemption Notice") to all holders of Series A Stock and Series B Stock (in the case of a redemption pursuant to Section 5.1), and to all holders of Series C Stock (in the case of a redemption pursuant to Section 5.2), (1) that the corporation is required to redeem shares and the number of shares of such holder to be redeemed; (2) the Redemption Date; (3) the Redemption Price; (4) the place at which such holders may obtain payment of the Redemption Price upon surrender of their share certificate; and (5) the date on which any right to convert the shares to be redeemed to Common Stock terminates. Shares called for redemption in a Redemption Notice and subsequently converted by the holder thereof prior to the Redemption Date shall reduce the number of shares required to be redeemed by the corporation on such Redemption Date pursuant to Section 5.1 or 5.2.

                  Section 5.4 Deposit of Redemption Funds. On or prior to the Redemption Date this corporation shall deposit the Redemption Price of all shares to be redeemed with a bank or trust company having aggregate capital and surplus in excess of $20,000,000, as a trust fund, with irrevocable instructions and authority to the bank or trust company to pay, on and after such Redemption Date, the Redemption Price of the shares to their respective holders upon the surrender of their share certificates. Any funds deposited by this corporation pursuant to this section for the redemption of shares thereafter converted into Common Stock shall be returned to this corporation promptly upon such conversion. The balance of any funds deposited by this corporation pursuant to this section remaining unclaimed at the expiration of one year following such Redemption Date shall be returned to this corporation promptly upon its written request.

                  Section 5.5 Surrender of Shares. On or after each Redemption Date, each holder of shares to be redeemed shall surrender such holder's certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. Upon redemption of only a portion of the number of shares covered by a given certificate surrendered for redemption, the corporation shall issue and deliver a new certificate covering the unredeemed portion of the original certificate. From and after such Redemption Date, unless payment of the Redemption Price is not made by the corporation, all rights of the holders of the shares of stock to be redeemed as holders of such stock (except the right to receive the Redemption Price without interest upon surrender of their certificates), shall cease and terminate with respect to such shares.

                  Section 5.6 Funds Available for Stock Redemption or Repurchase. Subject to the other provisions of these Revised Articles of Incorporation, the corporation shall have the right to redeem or repurchase its shares to the extent of its unreserved and unrestricted earned surplus, and also to the extent of its unreserved and unrestricted capital surplus.

                  Section 5.7 Return to Unissued Status. Shares of any series of Preferred Stock that have been redeemed or required in any manner by this corporation, or which, if convertible, have been converted into shares of stock of another class or classes, shall be retired, shall not be reissued and shall be canceled in accordance with the procedure required by the Utah Business Corporation Act.

         6. Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  Section 6.1 Right to Convert/Automatic Conversion.

                  (A) Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the Original Issue Date, at the office of this corporation or any transfer agent for the Preferred Stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing $0.3773 (the "Original Issue Price") by the Conversion Price for shares of Preferred Stock at the time in effect. The initial Conversion Price for shares of Preferred Stock shall be the Original Issue Price; provided, however, that the Conversion Price for the Preferred Stock shall be subject to adjustment as set forth in this Section 6.

                  (B) In the event of redemption of any shares of Preferred Stock pursuant to Section 5 hereof, the Conversion Rights shall terminate as to the shares designated for redemption at the close of business on the day prior to the Redemption Date, unless payment of the Redemption Price is not made by the corporation.

                  (C) Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price immediately upon the closing of the corporation's sale of its Common Stock to the public in a bona fide, underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which is not less than $1.1319 per share (as appropriately adjusted for any Stock Combinations or Divisions), and resulting in the receipt by the corporation of at least $5,000,000 in gross proceeds.

                  Section 6.2  Mechanics of Conversion.

                  (A) To convert Preferred Stock, the holder thereof shall surrender the certificate or certificates representing such Preferred Stock, duly endorsed, with signature guaranteed, at the principal corporate office of this corporation or of any transfer agent for the Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to the holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, and a check payable to the holder in the amount of any cash amounts payable to the holder in lieu of fractional shares of Common Stock, as provided in Section 6.8. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate representing the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

                  (B) Notwithstanding the foregoing, in the event of an automatic conversion pursuant to Section 6.1(C) the Preferred Stock shall not be deemed to be converted until immediately prior to the closing of such sale of securities. Upon the closing of such an offering the outstanding shares of Preferred Stock shall be converted automatically without further action by the holders of said shares and whether or not the certificates representing said shares are surrendered to this corporation or its transfer agent; provided, however, this corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Preferred Stock unless certificates evidencing such shares of Preferred Stock are either delivered to this corporation or any transfer agent, or the holder notifies the corporation that said certificates have been lost, stolen or destroyed and executes an agreement satisfactory to this corporation to indemnify this corporation against any loss incurred by it in connection therewith. Upon the occurrence of the automatic conversion of the Preferred Stock, the holders of the Preferred Stock shall surrender the certificates representing said shares at the office of this corporation or of any transfer agent for the Preferred Stock. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in such holder's name as shown on such surrendered certificate or certificates (or such other name as such holder may designate), a certificate or certificates for the number of shares of Common Stock into which the shares of Preferred Stock surrendered were convertible on the date on which the event effecting the automatic conversion occurred.

                  Section 6.3 Conversion Price Adjustment of Preferred Stock. The Conversion Price of the Preferred Stock shall be subject to adjustment from time to time as follows:

                  (A) (i) If the corporation shall issue any Additional Stock (as defined in Section 6.3(B) below) for a consideration per share less than the Conversion Price of the Preferred Stock in effect immediately prior to the issuance of such Additional Stock, then the applicable Conversion Price for the Preferred Stock in effect immediately prior to each such issuance shall forthwith be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the corporation for all such Additional Stock so issued would purchase at the Conversion Price in effect immediately prior to the issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock; provided that, for the purpose of this Section 6.3(A)(i), all shares of Common Stock (except as otherwise provided in this Section 6.3(A)) issuable upon conversion of all outstanding shares of Preferred Stock shall be deemed to be outstanding, and immediately after any shares of Additional Stock are deemed to be issued pursuant to Section 6.3(A)(v) such shares of Additional Stock shall be deemed to be outstanding.

                           (ii) No adjustment of the applicable Conversion Price
shall be made in an amount less than one cent ($0.01) per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of one cent ($0.01) per share or more in the Conversion Price. Except to the limited extent provided for in Sections 6.3(A)(v)(c) and 6.3(A)(v)(d), no adjustment of such Conversion Price pursuant to this Section 6.3(A) shall have the effect of increasing such Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                           (iii) In the case of the issuance of Common Stock for
cash, the consideration shall be deemed to be the amount of cash paid therefore before deducting any discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                           (iv) In the case of the  issuance of Common Stock for
a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                           (v) In  the  case  of  the  issuance  of  options  to
purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities (that are not expressly excluded from the definition of Additional Stock), the following provisions shall apply:

                                    (a) The aggregate  maximum  number of shares
of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 6.3(A)(iii) and 6.3(A)(iv)), if any, received by the corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby.

                                    (b) The aggregate  maximum  number of shares
of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion of or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration, if any, received by the corporation for any such securities, or for any such options or rights, plus the minimum additional consideration, if any, to be received by the corporation upon the conversion or exchange of such securities or the exercise of any options or rights and conversion or exchange of related securities, for such Common Stock (the consideration in each case to be determined in the manner provided in Sections 6.3(A)(iii) and 6.3(A)(iv)).

                                    (c) In the event of any change in the number
of shares of Common Stock deliverable or any increase in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Preferred Stock obtained with respect to the adjustment which was made upon the issuance of such options, rights or securities, and any subsequent adjustments based thereon, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payments of such consideration upon the exercise of any such options or rights or the conversion or exchange of such related securities.

                                    (d) Upon the  expiration of any such options
or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Preferred Stock obtained with respect to the adjustment which was made upon the issuance of such options, rights or securities or options or rights related to such securities, and any subsequent adjustments based thereon, shall be recomputed to reflect the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights and conversion or exchange of such related securities.

                           (B)  "Additional  Stock"  shall  mean any  shares  of
Common Stock issued (or deemed to have been issued pursuant to Section 6.3(A)(v)) by this corporation after the Original Issue Date other than:

                                    (i)  Common  Stock  issued   pursuant  to  a
transaction described in subsection 6.3(C) hereof;

                                    (ii)  Shares of  Common  Stock  issuable  or
issued to employees, officers, directors, or consultants of this corporation directly or pursuant to a stock option plan or agreement or restricted stock plan or agreement approved by the directors of this corporation, at any time when the total number of shares of Common Stock so issuable or issued does not exceed 800,000 (appropriately adjusted to reflect subsequent Stock Combinations or Divisions, and net of any such shares repurchased by the corporation at cost upon termination of employment or services, and net of any such options which may expire unexercised);

                                    (iii) Common  Stock issued or issuable  upon
conversion of the Preferred Stock; or

                                    (iv)  Common   Stock   issued   pursuant  to
subscription agreements entered into by the corporation prior to the Original Issue Date.

                           (C) In the event the  corporation  should at any time
or from time to time after the Original Issue Date fix a record date for the effectuation of a split of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional share of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such split, dividend or distribution if no record date is fixed), the Conversion Price of the Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be increased in proportion to such increase of outstanding shares (and/or shares deemed to be outstanding as determined in accordance with Section 6.3(A)(v)).

                           (D)  If  the   number  of  shares  of  Common   Stock
outstanding at any time after the Original Issue Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

                  Section 6.4 Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidence of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or securities or rights not referred to in Section 6.3(C), then, in each such case the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution, or, if there is no such record date, on the date such distribution is made.

                  Section 6.5 Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a Stock Combination or Division provided for elsewhere in this Section 6), in any such event each holder of the Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of holders of Preferred Stock after such recapitalization, reclassification or the like to the end that the provisions of this Section 6 (including adjustment of the Conversion Price then in effect and the number of shares receivable upon conversion of the Preferred Stock) shall be applicable after that event and be as nearly equivalent as possible.

                  Section 6.6 Reorganizations, Mergers, Sale of Assets. If at any time or from time to time after the Original Issue Date the corporation effects a merger, sale or conveyance or similar reorganization (other than a reclassification, exchange or substitution provided for in Section 6.5), then, as a part of such merger, sale or conveyance of assets, or other reorganization provision shall be made so that the holders of Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of the corporation to which a holder of the number of shares of Common Stock deliverable upon conversion of such Preferred Stock would have been entitled upon such merger, sale or conveyance of assets or other reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of Preferred Stock after the merger, sale or conveyance of assets or other reorganization to the end that the provisions of this Section 6 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event and be nearly equivalent as practicable.

                  Section 6.7 No Impairment. This corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

                  Section 6.8 No Fractional Shares. No fractional shares shall be issued upon conversion of any of the Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share. In lieu of any fractional shares to which the holder would otherwise be entitled, the corporation shall pay the holder cash equal to the fraction multiplied by the fair market value of a share of such stock immediately prior to the conversion, as determined by the Board of Directors in good faith. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

         7.       Notices.

                  Section 7.1 Notices of Record Date. In the event of any taking by the corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, or right to purchase or otherwise acquire any securities or property of the corporation, or any other right (other than the right to vote shares), the corporation shall mail to each holder of the Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or right.

                  Section 7.2 Manner of Notice. Any notice required or permitted to be given by the provisions of these Revised Articles of Incorporation to the holders of shares of Preferred Stock (or any series thereof) shall be given in writing and shall be deemed to have been duly given if delivered personally or when mailed by registered or certified mail, postage prepaid, to each such holder of record of Preferred Stock (or applicable series) at such holder's address appearing on the books of this corporation.

         8. Protective Provisions for Preferred Stock. As long as at least an aggregate of 500,000 shares of the Preferred Stock (as appropriately adjusted for Stock Combinations or Divisions) shall be outstanding, this corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law), of the holders of more than 60% of the total number of shares of Preferred Stock then outstanding, voting together as one class:

                  (A)  Certain  Changes  in   Authorization  of  Capital  Stock.
Increase or decrease the total number of authorized shares of Common or Preferred Stock;

                  (B)  Merger,  Sales of Assets.  Effect  any sale,  conveyance, encumbrance or otherwise dispose of all or substantially all of the assets of this corporation, or merger or consolidation with any other corporation (other a subsidiary in which the corporation owns at least 80% of the voting stock, and if the corporation is the surviving corporation of the merger) or any reclassification or recapitalization involving a change in the rights, preferences, privileges or restrictions provided for the benefit of the then outstanding Preferred Stock;

                  (C) Certain Reclassifications. Reclassify any outstanding shares into shares having any preference or priority as to dividends, assets or other rights superior to or on a parity with any such preference or priority of any series of Preferred Stock;

                  (D) Certain Preferred Stock Changes. Amend or repeal any provision of, or add any provision to, the corporation's articles of incorporation, if such action would alter or change the rights, preferences, privileges, or restrictions of the Preferred Stock;

                  (E) Certain Senior or Parity Securities. Issue shares of any series or class of stock, other than Common Stock, or issue any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of this corporation other than Common Stock;

                  (F) Dividends, Distributions, Splits and Combinations. Declare or pay any dividends or other distribution on account of Common Stock, or effect any split or combination of the Common Stock or Preferred Stock, except that nothing herein shall limit the corporation's right to repurchase Common Stock pursuant to Section 8(G) below; or

                  (G) Redemption. Purchase or redeem any capital stock of this corporation except a purchase or redemption of Common Stock from an officer, employee, director or consultant of this corporation pursuant to the terms of a stock purchase or stock option plan or agreement or a redemption, pursuant to these Articles, of Preferred Stock.

                                    ARTICLE V
         Directors of the corporation shall not have personal liability to the corporation or its shareholders for monetary damages for breach of fiduciary duty except in the following circumstances:

                  (A) for any breach of the director's duty of loyalty to the corporation or its shareholders;

                  (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

                  (C) for actions specified under Section 16-10-44 of the Utah Business Corporation Act; or

                  (D) for any transaction from which the director derived an improper personal benefit.

If the Utah Business Corporation Act is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Utah Business Corporation Act, as so amended. Any repeal or modification of the foregoing provisions of this Article V will be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

                                   ARTICLE VI
         1. Indemnification of Officers, Directors and Employees. Each person who was or is made a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director, officer or employee of the corporation (including any constituent corporation) as a director, officer or employee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Utah Business Corporation Act, against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

         2. Advance of Expenses. The corporation shall pay all expenses incurred by such a director, officer or employee in defending any such proceeding as they are incurred in advance of its final disposition; provided, however, that if the Utah Business Corporation Act then so requires, the payment of such expenses incurred by a director, officer or employee in advance of the final disposition of such proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director, officer or employee to repay all amounts so advanced if it should be determined ultimately that such director, officer or employee is not entitled to be indemnified under this Article VI or otherwise; and provided further that the corporation shall not be required to advance any expenses to a person against whom the corporation brings a claim, in a proceeding, alleging that such person has breached his or her duty of loyalty to the corporation, committed an act or omission or a knowing violation of law, or derived an improper personal benefit from a transaction.

         3. Non-Exclusivity of Rights. The rights conferred on any person in this Article VI shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaw, agreement, vote or consent of stockholders or disinterested directors or otherwise. Additionally, nothing in this Article VI shall limit the ability of the corporation to indemnify persons not covered by this Article VI, including, without limitation, agents of the corporation, to the full extent permitted by the Utah Business Corporation Act.

         4. Indemnification Contracts. The Board of Directors is authorized to cause the corporation to enter into a contract with any director, officer or employee of the corporation, or any person serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this
Article VI.

         5. Insurance. The corporation shall maintain insurance, at its expense, to the extent it determines such to be reasonably available, to protect itself, its directors and officers, and any other persons the Board of Directors may select, against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Utah Business Corporation Act.

         6. Effect of Amendment. Any amendment, repeal or modification of any provision of this Article VI shall be prospective only, and shall not adversely affect any right or protection conferred on a person pursuant to this Article VI and existing at the time of such amendment, repeal or modification.

                                   ARTICLE VII
         1. Committees. The board of directors of the corporation may designate one or more committees of the board to exercise such authority as the board of the directors shall delegate in the resolution establishing such committee(s), to the extent permitted by law.

         2. Preemptive Rights. Stock holders of the corporation shall not have preemptive rights to acquire additional securities of the corporation.

         3. Purchase of Shares. Subject to any limitations contained herein relating to the repurchase or redemption of shares by this corporation, the corporation shall have the right to purchase its own shares to the extent of its unreserved and unrestricted earned surplus, and also to the extent of its unreserved and unrestricted capital surplus.

                                  ARTICLE VIII
         The registered agent of the corporation is Stephen H. Ober, and the address of the registered office of the corporation is 1290 West, 2320 South, Suite A, Salt Lake City, Utah 84119.

         In witness whereof, the undersigned has executed these Revised Articles of Incorporation this 3rd day of August, 1987.



                                    President



                                    Secretary

                                 ACKNOWLEDGEMENT


         I hereby acknowledge that I am aware that I am named as the Registered Agent of JMW Acquisition Co., a Utah corporation, and agree to act as such in accordance with law.

         DATED this 3rd day of August, 1987.


                                                          /s/ Stephen H. Ober
                                                          Stephen H. Ober

STATE OF UTAH              )
                                    )  ss.
COUNTY OF SALT LAKE        )

         On this 3rd day of August, 1987, personally appeared before me, Notary Public in and for the State of Utah, STEPHEN H. OBER, who after first being duly sworn, duly acknowledged to me that he executed the foregoing instrument.


                                    /s/ Melissa J. Gage
                                    Notary Public
Residing in Salt Lake County, Utah